Exhibit 99.2

PBF Logistics Announces Acquisition of East Coast Storage Assets

PARSIPPANY, NJ – July 17, 2018 – PBF Logistics LP (NYSE:PBFX, the “Partnership” or “PBF Logistics”) today announced that it has entered into an agreement with Crown Point International, LLC, formerly known as Axeon Specialty Products LLC (collectively “Crown Point”), to purchase its wholly-owned subsidiary, CPI Operations LLC, whose assets include a storage facility and other idled assets located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets”).

The East Coast Storage Assets include a storage facility with approximately four million barrels of multi-use storage capacity (of which over 50 percent is heated storage), an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts and other assets. With close proximity to the Paulsboro refinery, the assets are expected to provide synergy opportunities with the Partnership’s sponsor, PBF Energy. The total consideration for the assets is $107.0 million, which is comprised of an initial payment at closing of $75.0 million with the balance being payable one year after closing. Following closing, the Partnership expects to invest approximately $8.5 million over the next two years in projects to enhance facility capabilities and expects to achieve run-rate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $15.5 million at the end of 2020. The transaction is expected to close in the fourth quarter subject to customary regulatory and other approvals.

Commenting on the acquisition, Matt Lucey, PBF Logistics Executive Vice President, said, “The acquisition of the East Coast Storage Assets will be immediately accretive and will strategically position the Partnership for the upcoming International Maritime Organization’s low-sulfur fuel specification change in 2020 by adding significant marine-accessible storage assets to our portfolio that are capable of handling a range of material from finished petroleum products and residual fuel oils to heavy, high-sulfur refinery feedstocks.” Mr. Lucey continued, “We look forward to adding the Crown Point employees to the PBF Logistics’ family and driving further accretive growth for the Partnership.”

The acquisition of the East Coast Storage Assets, combined together with the transactions announced on April 16, 2018, and expected to close on July 31, 2018, the Partnership expects to achieve annualized run-rate EBITDA of approximately $34 million for a total investment of approximately $243 million.

The transactions are expected to be funded through a mix of borrowings from the Partnership’s existing revolving credit facility, cash on hand and new common unit issuances, including a concurrent direct placement for approximately $35 million in gross proceeds and an additional $32 million of common units to be issued to PBF Energy. Pro forma leverage is expected to remain within our long-term net-debt-to-EBITDA target of three-to-four times. The Partnership does not anticipate the requirement to issue additional equity to support these accretive growth transactions and projects.

Non-GAAP Financial Measures

PBFX Reconciliation of Amounts under U.S. GAAP to annualized run-rate EBITDA (unaudited, in millions)

Reconciliation of East Coast Storage assets, Knoxville Terminals, Drop-down assets and associated projects related Forecasted Net Income to annualized run-rate EBITDA:

(in millions)	Knoxville Terminals & Drop-down Assets	East Coast Storage Assets	Total
Forecasted net income	$10.4	$6.1	$16.5
Add: Depreciation and amortization expense	3.8	4.5	8.3
Add: Interest expense, net and other financing costs	3.9	4.9	8.8

Annualized run-rate EBITDA	$18.1	$15.5	$33.6

Annualized run-rate EBITDA for the Knoxville Terminals, the Development Assets and the East Coast Storage Assets assumes the completion of all related capital projects and full run-rate throughput. The identified organic growth capital projects associated with each of the acquisitions are capable to generate incremental revenue for PBFX above the acquired base assets. Upon completion of the organic projects, run-rate annualized EBITDA is expected to be approximately $33.6 million, which will be supported by long-term agreements with PBF Energy. The organic projects and the execution of the related contracts are expected to be completed with the assets operating at full run-rate volumes as follows: a) the Development Assets by the end of 2018; b) the Knoxville Terminals by the end of 2019; and c) the East Coast Storage Assets by the end of 2020. The Knoxville Terminals, Development Asset Acquisition, the East Coast Storage Asset Acquisition and the organic growth capital projections are included in the run-rate EBITDA for a full year period.

The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Due to the forward-looking nature of forecasted or estimated EBITDA, and uncertainty regarding the timing of cash flows related to such estimated EBITDA, we are unable to prepare a quantitative reconciliation of net debt to debt, the most directly comparable GAAP measure, without unreasonable effort, as, among other things, management is unable to forecast our cash and debt balances for future periods at this time.

Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate the proposed acquisitions, the Partnership’s plans for financing the proposed acquisitions, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter-ended March 31, 2018. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994

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